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                                                                      Exhibit 16


                                                                April 10, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 10, 2002, of Woodworkers Warehouse, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours

/s/ Arthur Andersen LLP
___________________________
Arthur Andersen LLP